EXHIBIT 99.4

September 2004 Year-to-Date Reconciliation

Free Cash Flow We define free cash flow as: Cash from operations (which includes pension contributions and the benefit of synthetic fuel investments), less Cash used in investing activities, less Transition debt maturities Common stock dividend payments at 2003 rates Other routine activities (e.g., severance payments, tax effect of discretionary items, etc.)